American Goldfields Inc.

                           200-4170 Still Creek Drive
                          Burnaby, B.C. Canada, V5C 6C6

                                                                  April 20, 2004

Lorne B. Warren
President
CJL Enterprises Ltd.
Box 662
Smithers B.C., Canada
V0J 2N0

         Re: Termination of Joint Venture

Gentlemen:

         Reference is hereby made to the Joint Venture Agreement dated December 28, 2001, as amended by Joint Venture Agreement - Amendment No. 1 dated December 17, 2002 (together, the "Agreement"), by and between Baymont Explorations Inc., a subsidiary of Baymont Corporation, a Nevada corporation n/k/a American Goldfields Inc. (the "Company") and Lorne B. Warren (the "Operator").

         Each of the undersigned agrees to terminate the Agreement and any and all other agreements, arrangements and understandings between the Company and the Operator. Execution of this letter agreement shall serve as confirmation that as of the date hereof, neither party has any outstanding debts, liabilities or obligations of any nature (whether absolute, accrued, contingent or otherwise) owed to the other.

         Each of the undersigned agrees to indemnify and hold each other and its respective officers, directors, stockholders, affiliates, employees, agents, consultants, representatives and their respective successors and assigns harmless from any loss, liability, claim, damage, expense (including, but not limited to, attorneys' fees and expenses) arising from or in connection with any inaccuracy or breach of any of the foregoing.

                                                        American Goldfields Inc.

                                                        /s/ Donald Neal
                                                        --------------------
                                                        Name: Donald Neal
                                                        Title: President, CEO

AGREED AND ACKNOWLEDGED:
/s/ Lorne B. Warren
--------------------
Lorne B. Warren